PRINCIPAL FUNDS, INC.
AMENDED AND RESTATED SUB-ADVISORY AGREEMENT
PRINCIPAL GLOBAL INVESTORS SUB-ADVISED SERIES


AGREEMENT effective as of September 22, 2015, by and between PRINCIPAL MANAGEMENT CORPORATION (hereinafter called "the
Manager"), and PRINCIPAL GLOBAL INVESTORS, LLC (hereinafter called "the Sub-Advisor").

W I T N E S S E T H:

WHEREAS, the Manager is the manager and investment adviser to each Series of Principal Funds, Inc., (the "Fund"), an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Manager desires to retain the Sub-Advisor to furnish it with portfolio selection and related research and statistical services in connection with the investment advisory services for each Series of the Fund identified in Appendix A hereto (hereinafter called "Series"), which the Manager has agreed to provide to the Fund, and the Sub-Advisor desires to furnish such services; and

WHEREAS, The Manager has furnished the Sub-Advisor with copies properly certified or authenticated of each of the following and will promptly provide the Sub-Advisor with copies properly certified or authenticated of any amendment or supplement thereto:
(a)	Management Agreement (the "Management Agreement") with
the Fund;
(b)	The Fund's registration statement and financial statements as filed with the Securities and Exchange Commission;
(c)	The Fund's Articles of Incorporation and By-laws;
(d)	Policies, procedures or instructions adopted or approved by the
Board of Directors of the Fund relating to obligations and services to be provided by the Sub-Advisor.

NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, the parties agree as follows:

1.	Appointment of Sub-Advisor
In accordance with and subject to the Management Agreement, the Manager hereby appoints the Sub-Advisor to perform the services described in Section 2 below for investment and reinvestment of the securities and other assets of each Series, subject to the control and direction of the Manager and the Fund's Board of Directors, for the period and on the terms hereinafter set forth. The Sub-Advisor accepts such appointment and agrees to furnish the services hereinafter set forth for the compensation herein provided. The Sub-Advisor shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized, have no authority to act for or represent the Fund or the Manager in any way or otherwise be deemed an agent of the Fund or the Manager.

2.	Obligations of and Services to be Provided by the Sub-Advisor
The Sub-Advisor will:
(a)	Provide investment advisory services, including but not limited to research, advice and supervision for each Series.
(b)	Furnish to the Board of Directors of the Fund for approval (or any appropriate committee of such Board), and revise from time to time as conditions require, a recommended investment
program for each Series consistent with each Series investment objective and policies.
(c)	Implement the approved investment program by placing orders
for the purchase and sale of securities without prior consultation with the Manager and without regard to the length of time the securities have been held, the resulting rate of portfolio turnover or any tax considerations, subject always to the provisions of the Fund's registration statement, Articles of Incorporation and
Bylaws and the requirements of the 1940 Act, as each of the
same shall be from time to time in effect.
(d)	Advise and assist the officers of the Fund, as requested by the officers, in taking such steps as are necessary or appropriate to carry out the decisions of its Board of Directors, and any
appropriate committees of such Board, regarding the general
conduct of the investment business of each Series.
(e)	Maintain, in connection with the Sub-Advisor's investment
advisory services obligations, compliance with the 1940 Act and the regulations adopted by the Securities and Exchange
Commission thereunder and the Series' investment strategies
and restrictions as stated in the Fund's prospectus and
statement of additional information.
(f)	Report to the Board of Directors of the Fund at such times and in such detail as the Board of Directors may reasonably deem appropriate in order to enable it to determine that the
investment policies, procedures and approved investment
program of each Series are being observed.
(g)	Upon request, provide assistance and recommendations for the determination of the fair value of certain securities when reliable market quotations are not readily available for purposes of
calculating net asset value in accordance with procedures and methods established by the Fund's Board of Directors.
(h)	Furnish, at its own expense, (i) all necessary investment and management facilities, including salaries of clerical and other personnel required for it to execute its duties faithfully, and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment advisory affairs of each Series.
(i)	Open accounts with broker-dealers, swap dealers,
clearinghouses and futures commission merchants ("broker-
dealers"), select broker-dealers to effect all transactions for each Series, place all necessary orders with broker-dealers or issuers (including affiliated broker-dealers), and negotiate commissions, if applicable. To the extent consistent with
applicable law, purchase or sell orders for each Series may be aggregated with contemporaneous purchase or sell orders of
other clients of the Sub-Advisor. In such event allocation of securities or swaps so sold or purchased, as well as the
expenses incurred in the transaction, will be made by the
Sub-Advisor in the manner the Sub-Advisor considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to other clients.  The Sub-Advisor will report on such allocations at the request of the Manager, the Fund or the
Fund's Board of Directors providing such information as the
number of aggregated trades to which each Series was a party, the broker-dealers to whom such trades were directed and the basis for the allocation for the aggregated trades.  The Sub-
Advisor shall use its best efforts to obtain execution of
transactions for each Series at prices which are advantageous to the Series and at commission rates that are reasonable in relation to the benefits received. However, the Sub-Advisor may select brokers or dealers on the basis that they provide
brokerage, research or other services or products to the Sub-
Advisor. To the extent consistent with applicable law, the Sub-
Advisor may pay a broker or dealer an amount of commission
for effecting a securities or derivatives transaction in excess of the amount of commission or dealer spread another broker or
dealer would have charged for effecting that transaction if the Sub-Advisor determines in good faith that such amount of commission is reasonable in relation to the value of the
brokerage and research products and/or services provided by
such broker or dealer. This determination, with respect to
brokerage and research products and/or services, may be
viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Advisor and its affiliates have with respect to each Series as well as to accounts over which they exercise investment discretion. Not all such services or products need be used by the Sub-Advisor in managing the
Series.  In addition, joint repurchase or other accounts may not be utilized by the Series except to the extent permitted under any exemptive order obtained by the Sub-Advisor provided that all conditions of such order are complied with.
(j)	Maintain all accounts, books and records with respect to each
Series as are required of an investment advisor of a registered investment company pursuant to the 1940 Act and Investment
Advisers Act of 1940 (the "Investment Advisers Act"), and the
rules thereunder, and furnish the Fund and the Manager with
such periodic and special reports as the Fund or Manager may reasonably request.  In compliance with the requirements of
Rule 31a-3 under the 1940 Act, the Sub-Advisor hereby agrees that all records that it maintains for each Series are the property of the Fund, agrees to preserve for the periods described by
Rule 31a-2 under the 1940 Act any records that it maintains for the Series and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Fund any records that it maintains for a Series upon request by the Fund or the Manager.  The Sub-Advisor has no
responsibility for the maintenance of Fund records except
insofar as is directly related to the services the Sub-Advisor provides to a Series.
(k)	Observe and comply with Rule 17j-1 under the 1940 Act and
the Sub-Advisor's Code of Ethics adopted pursuant to that Rule as the same may be amended from time to time.  The Manager
acknowledges receipt of a copy of Sub-Advisor's current Code of Ethics.  Sub-Advisor shall promptly forward to the Manager a copy of any material amendment to the Sub-Advisor's Code of
Ethics along with certification that the Sub-Advisor has
implemented procedures for administering the Sub-Advisor's
Code of Ethics.
(l)	From time to time as the Manager or the Fund may request,
furnish the requesting party reports on portfolio transactions and reports on investments held by a Series, all in such detail as the
Manager or the Fund may reasonably request.  The Sub-
Advisor will make available its officers and employees to meet with the Fund's Board of Directors at the Fund's principal place of business on due notice to review the investments of a Series.
(m)	Provide such information as is customarily provided by a sub-
advisor and may be required for the Fund or the Manager to
comply with their respective obligations under applicable laws, including, without limitation, the Internal Revenue Code of 1986, as amended, the 1940 Act, the Investment Advisers Act, the
Securities Act of 1933, as amended, the Commodity Exchange
Act, as amended, and any state securities laws, and any rule or regulation thereunder.
(n)	Vote proxies received on behalf of the Series in a manner
consistent with Sub-Advisor's proxy voting policies and
procedures and provide a record of votes cast containing all of the voting information required by Form N-PX in an electronic format to enable the Series to file Form N-PX as required by
SEC rule.
(o)	Respond to tender offers, rights offerings and other voluntary corporate action requests affecting securities held by the Fund.
3.	Prohibited Conduct
In providing the services described in this agreement, the Sub-
Advisor will not consult with any other investment advisory firm that provides investment advisory services to any investment company sponsored by Principal Life Insurance Company regarding
transactions for the Fund in securities or other assets.
4.	Compensation
As full compensation for all services rendered and obligations assumed by the Sub-Advisor hereunder with respect to each Series, the Manager shall pay the compensation specified in Appendix A to this Agreement.
5.	Liability of Sub-Advisor
Neither the Sub-Advisor nor any of its directors, officers, employees, agents or affiliates shall be liable to the Manager, the Fund or its shareholders for any loss suffered by the Manager or the Fund resulting from any error of judgment made in the good faith exercise of the Sub-Advisor's investment discretion in connection with selecting investments for a Series or as a result of the failure by the Manager or any of its affiliates to comply with the terms of this Agreement, except for losses resulting from willful misfeasance, bad faith or gross negligence of, or from reckless disregard of, the duties of the Sub-Advisor or any of its directors, officers, employees, agents, or affiliates.
6.	Supplemental Arrangements
The Sub-Advisor may enter into arrangements with other persons affiliated with the Sub-Advisor or with unaffiliated third parties to better enable the Sub-Advisor to fulfill its obligations under this Agreement for the provision of certain personnel and facilities to the Sub- Advisor, subject to written notification to and approval of the Manager and, where required by applicable law, the Board of
Directors of the Fund.
7.	Regulation
The Sub-Advisor shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body may request or require pursuant to applicable laws and
regulations.
8.	Duration and Termination of This Agreement
This Agreement shall become effective on the latest of (i) the date of its execution, (ii) the date of its approval by a majority of the Board of Directors of the Fund, including approval by the vote of a majority of the Board of Directors of the Fund who are not interested persons of the Manager, the Sub-Advisor, Principal Life Insurance Company or the Fund cast in person at a meeting called for the purpose of voting on such approval or (iii) if required by the 1940 Act, the date of its approval by a majority of the outstanding voting securities of the Series. It shall continue in effect thereafter from year to year provided that the continuance is specifically approved at least annually either by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Series and in either event by a vote of a majority of the Board of Directors of the Fund who are not interested persons of the Manager, Principal Life Insurance Company, the Sub-Advisor or the Fund cast in person at a meeting called for the purpose of voting on such approval.

If the shareholders of a Series fail to approve the Agreement or any continuance of the Agreement in accordance with the requirements of the 1940 Act, the Sub-Advisor will continue to act as Sub-Advisor with respect to the Series pending the required approval of the Agreement or its continuance or of any contract with the Sub-Advisor or a different manager or sub-advisor or other definitive action; provided, that the compensation received by the Sub-Advisor in respect to the Series during such period is in compliance with Rule 15a-4 under the 1940 Act.

This Agreement may be terminated at any time without the payment of any penalty by the Board of Directors of the Fund or by the Sub-Advisor, the Manager or by vote of a majority of the outstanding voting securities of the Series on sixty days written notice. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 8, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "interested person," "assignment" and "voting security") shall be applied.
9.	Amendment of this Agreement
No material amendment of this Agreement shall be effective until approved, if required by the 1940 Act or the rules, regulations, interpretations or orders issued thereunder, by vote of the holders of a majority of the outstanding voting securities of the Series and by vote of a majority of the Board of Directors of the Fund who are not interested persons of the Manager, the Sub-Advisor, Principal Life Insurance Company or the Fund cast in person at a meeting called for the purpose of voting on such approval.
10.	General Provisions
(a)	Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in
accordance with and governed by the laws of the State of Iowa.
The captions in this Agreement are included for convenience
only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.
(b)	Any notice under this Agreement shall be in writing, addressed and delivered or mailed postage pre-paid to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Manager and the Sub-Advisor for this purpose shall be Principal Financial Group, Des Moines, Iowa
50392-0200.
(c)	The Sub-Advisor will promptly notify the Manager in writing of the occurrence of any of the following events:
(1)	the Sub-Advisor fails to be registered as an investment
adviser under the Investment Advisers Act or under the laws
of any jurisdiction in which the Sub-Advisor is required to be registered as an investment advisor in order to perform its
obligations under this Agreement.
(2)	the Sub-Advisor is served or otherwise receives notice of
any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body,
involving the affairs of a Series.
(d)	The Manager shall provide (or cause the Series custodian to
provide) timely information to the Sub-Advisor regarding such matters as the composition of the assets of a Series, cash
requirements and cash available for investment in a Series, and all other reasonable information as may be necessary for the
Sub-Advisor to perform its duties and responsibilities hereunder.
(e)	This Agreement contains the entire understanding and
agreement of the parties.

    IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.


PRINCIPAL MANAGEMENT CORPORATION







By
/s/ Michael J. Beer


Michael J. Beer


President and Chief Executive
Officer


PRINCIPAL GLOBAL INVESTORS, LLC







By
/s/ Jill M. Hittner


Jill M. Hittner


Chief Financial Officer - PGI


PRINCIPAL GLOBAL INVESTORS, LLC







By
/s/ James C. Fifield


James C. Fifield


Assistant General Counsel



APPENDIX A

PGI shall serve as investment sub-advisor for each Series identified below. The Manager will pay PGI, as full compensation for all services provided under this Agreement, a fee, computed and paid monthly, at an annual rate determined as described below of the Fund's net assets as of the first day of each month allocated to PGI's management.

In calculating the fee for a Series included in Table A, assets of all other Series included in Table A, assets of any unregistered separate account of Principal Life Insurance Company or other non-fund pooled investment vehicles (identified below as "Other
Aggregated Fixed Income Pools"), as well as any other future fixed income investment pools which may be added, as agreed, from time to time, will be combined with the assets of the relevant Series to arrive at net assets for fee breakpoint purposes.

In calculating the fee for a Series included in Table B, assets of any unregistered separate account of Principal Life Insurance Company or any investment company sponsored by Principal Life Insurance Company to which PGI provides investment advisory services and which have the same investment mandate (e.g.
MidCap Value) as the Series for which the fee is calculated (identified below as "Other Aggregated Pools in Style"), as well as any other future investment pools in the same style which may be added, as agreed, from time to time, will be combined with the assets of the relevant Series to arrive at net assets for fee breakpoint purposes.


If this Agreement becomes effective or terminates before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

Table A

Net Asset Value of Fund and Sub-Advisor
Percentage Fee as a Percentage of Net Assets
Fund
First $5B
Next $1B
Next $4B
Over $10B
Bond & Mortgage Securities Fund
0.1126%
0.0979%
0.0930%
0.0881%

Other Aggregated Fixed Income Pools:
The following other series of the Fund:
Government & High Quality Bond Fund (Edge),
Income Fund (Edge), and Short-Term Income Fund (Edge)

Principal Variable Contracts Funds Inc. Accounts:
Balanced Account, Bond & Mortgage Securities Account,
Income Account (Edge), Mortgage Securities Account (Edge), and Short-Term Income Account (Edge)

The following Principal Life Insurance Company separate accounts:
Bond & Mortgage, LDI Long Duration, and
Government & High Quality


Table B

Net Asset Value of Fund and Sub-Advisor
Percentage Fee as a Percentage of Net Assets
Fund
First
$50M
Next
$50M
Next
$100M
Next
$200M
Next
$350M
Next
$750M
Over
$1.5B
LargeCap Value Fund
0.2643%
0.2448%
0.2154%
0.1762%
0.1273%
0.0881%
0.0587%

Other Aggregated Pools in Style:
The following other series of the Fund:
Equity Income Fund(Edge)

The following Principal Variable Contracts Funds Inc. Accounts:
Equity Income Account I (Edge) and LargeCap Value Account

The following Principal Life Insurance Company separate accounts:
LargeCap Value Separate Account









Diversified International Fund
0.3427%
0.2741%
0.1958%
0.1566%
0.1175%
0.0979%
0.0783%

Other Aggregated Pools in Style:
The following Principal Funds, Inc. funds:
Diversified International Account

The following Principal Life Insurance Company separate accounts:
Diversified International Separate Account

Net Asset Value of Fund and Sub-Advisor
Percentage Fee as a Percentage of Net Assets
Fund
First
$25
million
Next
$75
million
Next
$100
million
Next
$300
million
Next
$500
million
Next
$500
million
Over
$1.5B
billion
MidCap Fund

0.4016%
0.3233%
0.2743%
0.2352%
0.1862%
0.1373%
0.0883%
Other Aggregated Pools in Style:
The following Principal Variable Contracts Funds Inc. Accounts:
MidCap Account

The following Principal Life Insurance Company separate accounts:
MidCap Separate Account

MidCap Value Fund III
0.3916%
0.3133%
0.2643%
0.2252%
0.1762%
0.1273%
0.0783%

Other Aggregated Pools in Style:
The following other series of the Fund:
Principal Capital Appreciation Fund (Edge)

The following Principal Variable Contracts Funds Inc. Accounts:
Principal Capital Appreciation Account (Edge)

The following Principal Life Insurance Company separate accounts:
 MidCap Value Separate Account








SmallCap Blend Fund
0.4699%
0.3524%
0.2643%
0.2448%
0.2154%
0.1762%
0.1175%

Other Aggregated Pools in Style:
The following Principal Variable Contracts Funds Inc. Accounts:
SmallCap Blend Account

The following Principal Life Insurance Company separate accounts:
SmallCap Blend Separate Account

Table C
Fund
Net Asset Value of Fund Sub-Advisor
Percentage Fee as a Percentage of Net
Assets
California Municipal Bond Fund
0.1000%
Credit Opportunities Explorer Fund
0.2100%
Dynamic High Yield Explorer Fund
0.2643%
High Yield Fund
0.2643%
International Emerging Markets Fund
0.4895%
International Small Company Fund
0.4895%
LargeCap S&P 500 Index Fund
0.0147%
MidCap S&P 400 Index Fund
0.0147%
Money Market Fund
0.0734%
Opportunistic Municipal Fund
0.1500%
Principal LifeTime 2010 Fund
0.0300%
Principal LifeTime 2015 Fund
0.0300%
Principal LifeTime 2020 Fund
0.0300%
Principal LifeTime 2025 Fund
0.0300%
Principal LifeTime 2030 Fund
0.0300%
Principal LifeTime 2035 Fund
0.0300%
Principal LifeTime 2040 Fund
0.0300%
Principal LifeTime 2045 Fund
0.0300%
Principal LifeTime 2050 Fund
0.0300%
Principal LifeTime 2055 Fund
0.0300%
Principal LifeTime 2060 Fund
0.0300%
Principal LifeTime Strategic Income Fund
0.0300%
SmallCap S&P 600 Index Fund
0.0147%
SystematEx International Fund
0.1500%
SystematEx Large Value Fund
0.1000%
Tax-Exempt Bond Fund
0.1000%

Table D
Global Diversified Income Fund

Net Asset Value of Underlying Portfolio
Sub-Advisor Percentage Fee as a
Percentage of Net Assets

First
Next
Over
Underlying Portfolio
$500 Million
$500 Million
$ 1 Billion
Global Value Equity
0.34%
0.27%
0.20%

Table E

Net Asset Value of Fund and Sub-Advisor
Percentage Fee as a Percentage of Net Assets
Fund
First $500 Million
Assets over $500 Million
Blue Chip Fund
0.25%
0.15%
Global Opportunities Fund
0.34%
0.27%
Global Opportunities Equity Hedged Fund
0.50%
0.45%
International Equity Index Fund
0.05%
0.03%

PGI-1